ORANGE AND ROCKLAND UTILITIES, INC.
DEFERRED COMPENSATION PLAN
FOR NON-EMPLOYEE DIRECTORS

















As Amended and Restated through October 6, 1994

ORANGE AND ROCKLAND UTILITIES, INC.

DEFERRED COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS


  1.  Eligibility

     Each member of the Board of Directors of Orange and Rockland Utilities, Inc. (the "Company") who is not an employee of the Company, or of any of its subsidiaries (an "Eligible Director"), is eligible to participate in the Orange and Rockland Utilities, Inc. Deferred Compensation Plan for Non-Employee Directors (the "Plan").

  2.  Participation

     (a) Prior to the beginning of any calendar quarter, commencing with the quarter beginning April 1, 1988, each Eligible Director may elect to participate in the Plan by directing that all or any part of the compensation (including fees payable for services as a member of a committee of the Board of Directors) which would otherwise have been payable currently for services as a Director during such calendar quarter and subsequent calendar quarters (the "Fees") shall be credited to a deferred compensation account (the "Director's Account") subject to the terms of the Plan. Any person who shall become an Eligible Director during any calendar quarter and who was not an Eligible Director of the Company prior to the beginning of such calendar quarter, may elect, within 30 days after becoming an Eligible Director, to defer payment of all or any part of the Fees for the remainder of such calendar quarter and for succeeding calendar quarters.

     (b) An election to participate in the Plan shall be made by written notice executed by the Eligible Director and filed with the Secretary of the Company within the time specified in paragraph 2(a) hereof. An election to participate, related to Fees otherwise payable with respect to services as an Eligible Director in subsequent calendar quarters, shall become irrevocable as of the end of the calendar quarter preceding such calendar quarter. An election shall continue until a Director ceases to be an Eligible Director or until the Eligible Director terminates or modifies such election to participate in the Plan by written notice filed with the Secretary of the Company. Any such termination or modification of an election to participate in the Plan shall become effective as of the end of the calendar quarter in which such notice is given and only with respect to Fees payable with respect to services as an Eligible Director in subsequent calendar quarters. Amounts credited to a Director's Account prior to the effective date of any termination or modification shall not be affected by such termination or modification of an election to participate in the Plan and shall be distributed only in accordance with the terms of the Plan, provided however that an Eligible Director may modify an election with respect to the distribution of amounts credited to a Director's Account as provided in Section 4(a) hereof.

     (c) An Eligible Director who has filed a termination of election to participate may thereafter file another written notice with the Secretary of the Company electing to participate for any calendar quarter commencing subsequent to the filing of such election and subsequent calendar quarters.

  3.  The Director's Account

     (a) All deferred Fees shall be credited to the Director's Account and shall bear interest as provided in paragraph 3(b) hereof. The establishment and maintenance of, or credits to, the Director's Account shall not vest in the Eligible Director or the Eligible Director's Beneficiary any right, title or interest in and to any specific assets of the Company.

     (b) Interest shall be credited on the deferred Fees credited to a Director's Account, commencing on the date such Fees would otherwise have been paid, at a rate per annum for each calendar quarter which prior to February 6, 1986 was a rate equal to the average quoted rate for three-month U.S. Treasury Bills for the last full week of the preceding calendar quarter and which beginning February 6, 1986 is a rate equivalent to the Company's allowable rate of return in effect from time to time as set by the Department of Public Service of the State of New York (the "New Rate"). Amounts so determined shall be compounded at the end of each calendar quarter and credited to the Director's Account. Amounts credited to a Director's Account shall continue to be credited with interest until distributed in accordance with the Plan, which interest beginning with February 6, 1986 shall be at the New Rate.

  4.  Distribution from Director's Account

     (a) At the time of election to participate in the Plan, an Eligible Director shall also make a written election with respect to the distribution of amounts credited to the Director's Account (an "Initial Election"). An Eligible Director may elect to receive such amount in one lump-sum payment or in some other number or ratable annual installments (not exceeding 10). The first installment (or the single lump-sum payment if the Director has so elected) shall be paid on the later of the first business day of the calendar year immediately following the year in which the Director ceases to be an Eligible Director of the Company, or the first business day of such later calendar year as the Director shall have elected in accordance with the terms hereof. Subsequent installments, if any, shall be paid on the first business day of each succeeding calendar year until the entire amount credited to the Director's Account shall have been paid.

          (1) An Eligible Director while an Eligible Director may modify any Initial Election or prior modification of an election with respect to the distribution of amounts credited to the Director's Account. Such modification may relate to either or both (i) Fees payable with respect to services as an Eligible Director in calendar quarters subsequent to the effective date of such modification, and/or (ii) all deferred Fees prior to the effective date of such modification, provided however that any such modification related to previously deferred Fees may only provide for the further deferral of such previously deferred Fees. In the event that the Eligible Director has made more than one modification of any election, the most recent modification shall control distribution of the amounts credited to the Director's Account.

          (2) With respect to any modification of an election related to Fees payable with respect to services as an Eligible Director in subsequent calendar quarters, any such modification shall become effective as of the end of the calendar quarter in which such notice of modification is given and only with respect to Fees payable for services as an Eligible Director in subsequent calendar quarters.

          (3) With respect to any modification of an election, or portion thereof, related to previously deferred Fees, any such modification shall become effective as of the first day of the calendar year following the calendar year in which such notice of modification is given. Amounts credited to a Director's Account prior to the effective date of any such modification related to previously deferred Fees may only be further deferred by such modification made while the Director is still an Eligible Director, shall be distributed only in accordance with the terms of the Plan, and shall not be affected by any modification purporting to accelerate payment of such deferred Fees.

     (b) The election with respect to the distribution of amounts credited to the Director's Account and/or the modification of any such election shall be made in the written notice provided for in paragraph 2(b) hereof.

     (c) Notwithstanding the provisions of paragraph 2(b) hereof or the terms of an election or modification thereof made pursuant to paragraph 4(a) hereof, if a Director ceases to be an Eligible Director of the Company and becomes employed by any governmental agency having jurisdiction over the activities of the Company or any of its subsidiaries, the termination of the Director's election to participate shall become effective immediately and the entire balance of the Director's Account shall be paid in a single lump-sum payment at the Company's earliest convenience.

     (d) If an Eligible Director should die before payment in full of all amounts credited to the Director's Account, the balance of the Director's Account shall be paid on the first business day of the calendar year following the year of death to the Eligible Director's Beneficiary.

     (e) Notwithstanding the terms of any election to defer or modification thereof made by an Eligible Director hereunder, the Secretary of the Company may, in his sole discretion, permit the withdrawal of all or a portion of the amounts credited to a Director's Account, upon the request of the Eligible Director or the Eligible Director's representative, or following the death of an Eligible Director upon the request of an Eligible Director's Beneficiary or such Beneficiary's representative, if the Secretary determines that the Eligible Director or Beneficiary, as the case may be, is confronted with an unforeseeable emergency. For this purpose, an unforeseeable emergency is an unanticipated emergency caused by an event that is beyond the control of the Eligible Director or Beneficiary and that would result in severe financial hardship to the Eligible Director or Beneficiary if an early hardship withdrawal were not permitted. The Eligible Director or Beneficiary shall provide to the Secretary such evidence as the Secretary may require to demonstrate that such emergency exists and financial hardship would occur if the withdrawal were not permitted. Any withdrawal under this paragraph shall be limited to the amount necessary to meet the emergency.

     (f) The Company shall deduct from the distributions to be made from a Director's Account any Federal, State or local withholding or other taxes or charge which the Company is from time to time required to deduct under applicable law.

  5.  Designation of Beneficiaries

     Each Eligible Director shall file with the Secretary of the Company a written designation of one or more persons as the Beneficiary who shall be entitled to receive the amount, if any, payable under the Plan upon the Eligible Director's death. An Eligible Director may from time to time revoke or change the Eligible Director's beneficiary designation without the consent of any prior Beneficiary by filing a new designation with the Secretary of the Company. The last such designation received by the Secretary of the Company shall be controlling; provided however, that no designation or change or renovation thereof shall be effective unless received by the Secretary of the Company prior to the Eligible Director's death, and in no event shall it be effective as of a date prior to such receipt. If no such beneficiary designation is in effect at the time of an Eligible Director's death, or if no designated Beneficiary survives the Eligible Director, or if such designation conflicts with law, the Eligible Director's estate shall be the Beneficiary entitled to receive the amount, if any, payable under the Plan upon the death of the Eligible Director. If the Secretary of the Company is in doubt as to the right of any person to receive such amount, the Company may retain such amount, without liability for any interest thereon, until the Secretary determines the rights thereto, or the Company may pay such amount into any court of appropriate jurisdiction and such payment shall be a complete discharge of the liability of the Company therefor.


  6.  Miscellaneous

     (a) Neither the Eligible Director nor any Beneficiary designated by the Eligible Director shall have the right to, directly or indirectly, alienate, assign, transfer, pledge, anticipate or encumber (except by reason of death) any amount that is or may be payable hereunder, nor shall any such amount be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Eligible Director or the Eligible Director's Beneficiary or to the debts, contracts, liabilities, engagements, or torts of any Eligible Director or Beneficiary, or transfer by operation of law in the event of bankruptcy or insolvency of the Eligible Director or any Beneficiary, or any legal process.

     (b) All payments of awards provided for under the Plan shall be paid in cash from the general funds of the Company; provided, however, that such payments shall be reduced by the amount of any payments made to the Eligible Director or his or her dependents, beneficiaries or estate from any trust or special or separate fund established by the Company to assure such payments. The Company shall not be required to establish a special or separate fund or other segregation of assets to assure such payments, and, if the Company shall make any investments to aid it in meeting its obligations hereunder, the Eligible Director shall have no right, title, or interest whatever in or to any such investments except as may otherwise be expressly provided in a separate written instrument relating to such investments. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind between the Company and any persons. To the extent that any person acquires a right to receive payments from the Company hereunder, such right shall be no greater than the right of an unsecured creditor of the Company.

     (c) Copies of the Plan and any and all amendments thereto shall be made available at all reasonable times at the office of the Secretary of the Company to all Eligible Directors.

     (d) The Plan shall be administered by the Secretary of the Company who shall have full power, discretion and authority to interpret, construe and administer the Plan and any part thereof. The Secretary's interpretations and constructions of the Plan, and the actions taken thereunder by the Secretary, shall, except as otherwise determined by the Board of Directors of the Company, be binding and conclusive on all persons for all purposes.

     (e) The Board of Directors may at any time amend or terminate the Plan. The Plan may also be amended by the Chief Executive Officer of the Company, provided that all such amendments shall be reported to the Board. No amendment or termination of the Plan shall impair the rights of any person with respect to amounts then in the Director's Account.

     (f) The Company, its officers and its Board of Directors shall have the right to rely upon a written opinion of legal counsel, which may be independent legal counsel or legal counsel regularly employed by the Company, if any question should arise as to any distribution from a Director's Account or any obligation under the Plan.

     (g) Each Eligible Director participating in the Plan shall receive an annual statement indicating the amount credited to the Director's Account as of the end of the preceding calendar year.

     (h) All elections, designations, requests, notices, instructions and other communications from an Eligible Director, Beneficiary or other person to the Secretary of the Board of Directors of the Company, required or permitted under the Plan shall be in such form as is prescribed from time to time by the Secretary and shall be mailed by first class mail or delivered to such location as shall be specified by the Secretary.

     (i) The terms of the Plan shall be binding upon the Company and its successors and assigns.

     (j) The Plan shall be governed by and construed in accordance with the laws of the State of New York, as from time to time in effect.

     (k) The Plan became effective upon adoption by the Board of Directors of the Company on September 8, 1983.

  7.  Change in Control.

     (a) Notwithstanding anything else herein to the contrary, in the event of the occurrence of a Change in Control, if any, each Eligible Director shall have the right to receive, and shall be paid, as soon as practicable after such occurrence becomes reasonably certain, a lump sum cash amount equal to the entire unpaid balance of the amount credited to a Director's Account, including interest, and any prior election of such Eligible Director to defer the payment of fees shall become null and void.


     (b) As used in the Plan, "Change in Control" shall mean the happening of any of the following:

     (i) receipt by the Company of a report on Schedule 13D filed with the Securities and Exchange Commission pursuant to Section 13(d) of the Securities Exchange Act of 1934 (the "1934 Act") disclosing that any person, group, corporation or other entity is the beneficial owner, directly or indirectly, of 20 percent or more of the outstanding stock of the Company;

     (ii)  purchase by any person (as defined in
Section 13(d) of the 1934 Act), corporation or other entity, other than the Company or a wholly-owned subsidiary of the Company, of shares pursuant to a tender or exchange offer to acquire any stock of the Company (or securities convertible into stock) for cash, securities or any other consideration, and, after consummation of the offer, such person, group, corporation or other entity is the beneficial owner (as defined in Rule 13d-3 under the 1934 Act) directly or indirectly, of 20 percent or more of the outstanding stock of the Company (calculated as provided in paragraph (d) of Rule 13d-3 under the 1934 Act in the case of rights to acquire stock);

     (iii)  approval by the stockholders of the Company of
(a) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of stock of the Company would be converted into cash, securities or other property, other than a consolidation or merger of the Company in which holders of its stock immediately prior to the consolidation or merger have substantially the same proportionate ownership of common stock of the surviving corporation immediately after the consolidation or merger as immediately before, or (b) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company; or

     (iv) a change in the majority of the members of the Board of Directors within a 12-month period unless the election or nomination for election by the Company's stockholders of each new director was approved by the vote of two-thirds of the directors then still in office who were in office at the beginning of the 12-month period.












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